SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2015

Cross Click Media Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-165692	47-1771976
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8275 S. Eastern Avenue, Suite 200-661, Las Vegas, NV	89123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 873-7992

_____________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – Other Events

Item 8.01 – Other Events

We intend to use our Facebook page, located at https://www.facebook.com/crossclickmediainc, to communicate information to our shareholders, other investors, creditors, and the general public from time to time. Some of the information posted to our Facebook page could be deemed material information. Therefore, we encourage any member of the public interested in our company to review the information that we disseminate on our Facebook page, as well as the information that we disclose in our SEC filings and press releases.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 was not timely filed and was not filed within the applicable extension period. Due to some complex financial disclosure issues, we have been unable to provide an audited annual financial statement in a timely manner. We are working diligently to complete our annual report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cross Click Media Inc.

Date:	April 17, 2015

/s/ Gary R. Gottlib
By:	Gary R. Gottlieb
Title:	Corporate Secretary

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